Exhibit 1

600, 530-8th Avenue S.W., Calgary, AB T2P 3S8 Tel.: (403) 267-6800 Fax: (403) 267-6529

March 27, 2003

Alberta Securities Commission

                            Ontario Securities Commission

British Columbia Securities Commission

                         Manitoba Securities Commission

Saskatchewan Securities Commission

                          Securities Commission of Newfoundland

Commission des valeurs mobilieres du Quebec

                                 Nova Scotia Securities Commission

Office of the Administrator, New Brunswick                            Registrar of Securities, Prince Edward Island

Securities Registry, Government of Northwest Terrorities

Registrar of Securities, Government of the Yukon Territory

Nunavut Securities Commission

Toronto Stock Exchange

New York Stock Exchange

Dear Sirs:

Subject:

Talisman Energy Inc.

We confirm that the following material was sent pre-paid mail on March 26, 2003 to the registered shareholders of common shares of the subject Corporation.

1.

2002 Annual Report

2.

2002 Corporate Responsibility Report

3.

Notice of Meeting / Management Proxy Circular

4.

Proxy

5.

Proxy Return Envelope

6.

Normal Course Issuer Bid Announcement

We confirm that copies of the above mentioned material in addition to the Supplemental Mail List Card
were sent by courier, on March 26, 2003 to each intermediary.   And we further confirm item #4 and the Supplemental Mail List Card were sent by courier to ADP Investor Communication Services and ADP Investor Communications, holding shares of the Corporation who responded to the search procedures pursuant to Canadian Securities Administrators' National Instrument 54-101 regarding shareholder communications.

In compliance with regulations made under the Securities Act, we are providing this material to you in capacity as agent for the subject Corporation.

Yours truly,

COMPUTERSHARE TRUST COMPANY OF CANADA

NOY MEKSAVANH

Noy Meksavanh

Stock Transfer Services

cc:

Talisman Energy Inc.

Attention: Ardith Wagner